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                                                                   EXHIBIT 4.1.2

                            CERTIFICATE OF AMENDMENT
                                       TO
                              CERTIFICATE OF TRUST
                                       OF
                        APPALACHIAN BASIN ROYALTY TRUST


    This Certificate of Amendment to that certain Certificate of Trust of Appalachian Basin Royalty Trust dated as of August 19, 1999, is filed by the undersigned trustees pursuant to Section 3810(b) of the Delaware Business Trust Act.


    1.  Name. The name of the business trust is Appalachian Basin Royalty Trust.


    2. Amendment. The Certificate of Trust is hereby amended to change the name of the business trust to:

                        APPALACHIAN NATURAL GAS TRUST


    IN WITNESS WHEREOF, the undersigned trustee has executed this Certificate of Amendment as of October 4, 1999.

                                        Bank One Delaware, Inc., as Trustee


                                        By:      /s/ SANDRA L. CARUBA
                                           -------------------------------------
                                             Name:   Sandra L. Caruba
                                             Title:  Vice President

                                                 /s/ KERRY W. ECKSTEIN
                                        ----------------------------------------
                                        Kerry W. Eckstein, as Trustee